EXHIBIT 10.32 (B)


                           SECURITY AGREEMENT

AGREEMENT dated as of March 11, 1997 among IOMEGA CORPORATION (with its successors, the Borrower), CITICORP USA, INC., as Security Agent (with its successors in such capacity, the Security Agent), and WELLS FARGO BANK, N.A., as agent of the Secured Parties referred to below for purposes of administering the Collateral Account referred to below (with its successors in such capacity, the Concentration Bank).

                         W I T N E S S E T H :

WHEREAS, the Borrower, certain banks (the Banks), Citibank, N.A., as Administrative Agent (the Administrative Agent) and Morgan Guaranty Trust Company of New York, as Documentation Agent (together with the Administrative Agent, the Bank Agents), are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the Credit Agreement);

WHEREAS, in order to induce said Banks and Bank Agents to enter into the Credit Agreement, the Borrower has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Credit Agreement and the Notes issued pursuant thereto; and

WHEREAS, the Banks and the Bank Agents have appointed Citicorp USA, Inc., their Security Agent hereunder;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.
Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

Collateral has the meaning set forth in Section 3.

Collateral Account has the meaning set forth in Section 5.

Instruments means all instruments, chattel paper or letters of credit (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Receivables, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Receivables, now owned or hereafter acquired by the Borrower.

Liquid Investments has the meaning set forth in Section 5(D).

Lockbox Banks means each bank which has signed a Lockbox Letter substantially in the form of Annex C hereto or has entered into the other arrangements described in Section 5(B).

Perfection Certificate means a certificate substantially in the form of Annex A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Security Agent, and duly executed by the chief financial officer and the chief legal officer of the Borrower.

Proceeds means all cash and other proceeds of, and all other profits or receipts, in whatever form, arising from the collection, sale, exchange, assignment or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under any Collateral, whether now existing or hereafter arising.

Receivables means, whether now owned or hereafter acquired by the Borrower,
(i) all accounts (as defined in Article 9-106 of the UCC) and shall also mean and include all accounts receivable, contract rights, chattel paper, instruments, general intangibles and other rights of the Borrower to receive a payment of money or other consideration, in each case which result from transactions with account debtors located in the United States or Canada or are evidenced by invoices or other documents issued in the name of or held by the Borrower in the United States or Canada, and (ii) any and all rights of the Borrower (x) with respect to any collateral securing any Receivable described in clause (i) above, (y) under any security agreement (as defined in the UCC) securing any Receivable described in clause (i) above or (z) assertable against any Person other than the related account debtor, under a guaranty, warranty or otherwise, in connection with any Receivable described in clause (i) above or any collateral securing any Receivable described in clause (i) above.

Secured Obligations means (a) all principal of and interest on any Loan under, or any Note issued pursuant to, the Credit Agreement, (b) all other amounts payable by the Borrower hereunder or under the Credit Agreement and
(c) any renewals or extensions of any of the foregoing. The Secured Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower; provided that, for the purposes of payments and allocations pursuant to
Section 9 after the commencement of any case, action or other proceeding relating to the bankruptcy, insolvency or reorganization of the Borrower, each Secured Obligation shall be deemed to include interest accrued thereon after the commencement of such proceeding only to the extent that such interest is allowed in such proceeding (pursuant to Section 506(b) of the United States Bankruptcy Code or otherwise).

Secured Parties means the Security Agent, the Concentration Bank, the Bank Agents and the Banks.

Security Interests means the security interests in the Collateral granted hereunder securing the Secured Obligations.

UCC means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.  Representations, Warranties and Covenants.

The Borrower represents, warrants and covenants as follows:

(A) The Borrower has good and marketable title to all of the Collateral, free and clear of any Liens. The Borrower has taken all actions necessary under the UCC to perfect its interest in any Receivables purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(B) The Borrower has not performed any acts which might prevent the Security Agent from enforcing any of the terms of this Agreement or which would limit the Security Agent in any such enforcement. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Borrower) asserting any claim thereto or security interest therein, except that the Security Agent, the Concentration Bank or any designee of the Security Agent may have possession of Collateral as contemplated hereby.

(C) Not less than five Domestic Business Days prior to the date of the first Borrowing under the Credit Agreement, the Borrower will deliver the Perfection Certificate to the Security Agent. The information set forth therein will be correct and complete as of the dates referred to therein. Not later than 60 days following the date of the first Borrowing, the Borrower will furnish to the Security Agent file search reports from each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

(D) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Schedule 6(A) to the Perfection Certificate have been filed in the offices specified in the Perfection Certificate, the Security Interests will constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein.

SECTION 3.  The Security Interests.

(A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Borrower hereunder and under the Credit Agreement, the Borrower hereby grants to the Security Agent, for the ratable benefit of the Secured Parties, a continuing security interest in and to all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the Collateral):

(1)  Receivables;

(2)  Instruments;

(3) The Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(D) and other monies and property of any kind of the Borrower in the possession or under the control of the Security Agent;

(4) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral described in Clauses 1 through 3 hereof; and

(5) All Proceeds of all or any of the Collateral described in Clauses 1 through 4 hereof.

(B) The Security Interests are granted as security only and shall not subject the Security Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Further Assurances; Covenants.

(A) (I) The Borrower will not change (i) the location of its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating to any Collateral from the applicable location described in the Perfection Certificate unless it shall have (a) given the Security Agent at least 30 days' prior notice thereof and
(b) delivered an opinion of counsel with respect thereto in accordance with
Section 4(J). The Borrower shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

(II) The Borrower will not change its name, identity or corporate structure in any manner unless it shall have (i) given the Security Agent at least 30 days' prior notice thereof and (ii) delivered an opinion of counsel with respect thereto in accordance with Section 4(J).

(B) The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Security Agent may request, under the laws of the United States of America or Canada or any State, provincial or local jurisdiction located therein, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Secured Parties to obtain the full benefits of this Agreement, or to enable the Security Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Security Agent to execute and file financing statements or continuation statements without the Borrower's signature appearing thereon. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

(C) If any Collateral is at any time in the possession or control of any of the Borrower's agents, the Borrower shall notify such agents of the Security Interests created hereby and to hold all such Collateral for the Security Agent's account subject to the Security Agent's instructions.

(D) The Borrower shall keep full and accurate books and records consistent with GAAP relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Security Agent or the Required Banks may reasonably require in order to reflect the Security Interests.

(E) The Borrower will immediately deliver and pledge each Instrument to the Security Agent, appropriately endorsed to the Security Agent; provided that so long as no Event of Default shall have occurred and be continuing, the Borrower may retain for collection in the ordinary course any Instruments (other than checks and drafts constituting payments in respect of Receivables, as to which the provisions of Section 5(B) shall apply) received by it in the ordinary course of business and the Security Agent shall, promptly upon request of the Borrower, make appropriate arrangements for making any other Instrument pledged by the Borrower available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Security Agent, against trust receipt or like document).

(F) The Borrower shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Receivable and Instrument (including, without limitation, Receivables which are delinquent, such Receivables to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of the related Receivable. Subject to the rights of the Security Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Borrower may allow in the ordinary course of business as adjustments to amounts owing under its Receivables or Instruments (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Borrower finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Borrower's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by the Borrower or the Security Agent, shall be borne by the Borrower.

(G) Upon the occurrence and during the continuance of any Event of Default, upon request of the Required Banks through the Security Agent, the Borrower will promptly notify (and the Borrower hereby authorizes the Security Agent so to notify) each account debtor in respect of any Receivable or Instrument that such Collateral has been assigned to the Security Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Security Agent or its designee.

(H) Without the prior written consent of the Security Agent, the Borrower will not (a) sell, exchange, assign or otherwise dispose of any Collateral or (b) create, incur or suffer to exist any Lien with respect to any Collateral (other than the Security Interests) or with respect to any inventories now owned or hereafter acquired by the Borrower (other than Liens described in clause (g) of Section 5.09 of the Credit Agreement, so long as such Liens have not given rise to an Event of Default).

(I) The Borrower will, promptly upon request, provide to the Security Agent all information and evidence it may reasonably request concerning the Collateral, and in particular concerning the Receivables, to enable the Security Agent to enforce the provisions of this Agreement. The Borrower will permit the representatives of the Security Agent to call at its places of business from time to time and at any reasonable time during business hours (such visits to be conducted so as not to disrupt the business and affairs of the Borrower), and, without hindrance or delay but with prior notice, to inspect the Collateral and, no more than once each Fiscal Year unless an Event of Default has occurred and is continuing, to inspect, audit, check and make extracts from and copies of the books, records, journals, orders, receipts and correspondence which relate to the Collateral at the Borrower's cost and expense without undue interference with the Borrower's operations. The Borrower will provide each Secured Party with such information as to the Collateral as such Secured Party may reasonably request.

(J) Not more than six months nor less than 30 days prior to (i) each date on which the Borrower proposes to take any action contemplated by Section 4(A)(I) or (II) and (ii) each anniversary of the date of the first Borrowing during the term of the Credit Agreement, the Borrower shall, at its cost and expense, cause to be delivered to the Secured Parties an opinion of counsel satisfactory to the Security Agent substantially in the form of Annex B hereto or in such other form as is reasonably acceptable to the Secured Parties and their counsel, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests, for a period, specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, against all creditors of and purchasers from the Borrower have been filed in each filing office necessary for such purpose. Each such opinion shall be accompanied by a certificate of the Borrower to the effect that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

SECTION 5.  Collateral Account.

(A) There is hereby established with the Concentration Bank a cash collateral account designated Collateral Account No. 4518099635 of Citicorp USA, Inc., as Security Agent under the Security Agreement dated as of March 11, 1997 among Iomega Corporation, Citicorp USA, Inc. and Wells Fargo Bank, N.A. (the Collateral Account) in the name and under the control of the Security Agent into which there shall be deposited from time to time and as they become available the cash proceeds of the Collateral required to be delivered to the Concentration Bank or the Security Agent pursuant to subsection (B) of this
Section 5 or any other provision of this Agreement. Any income received by the Concentration Bank or the Security Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (D) of this Section shall vest in the Security Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

(B) The Borrower shall instruct all account debtors and other Persons obligated in respect of all Receivables to make all payments in respect of the Receivables either (i) directly to the Concentration Bank (by electronic transfer to the Collateral Account or by remittance to a post office box which shall be in the name and under the control of the Concentration Bank) or (ii) to one or more other banks in any state (other than Louisiana) in the United States (by remittance to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Annex C hereto duly executed by the Borrower and such bank or under other arrangements, in form and substance satisfactory to the Security Agent, pursuant to which the Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Concentration Bank for deposit into the Collateral Account or as the Security Agent may otherwise instruct such bank (it being understood that the Security Agent may not otherwise instruct such bank unless an Event of Default has occurred and is continuing or the Concentration Bank or the Collateral Account changes). All such payments made to the Concentration Bank or the Security Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Receivables) shall be received by it, the Borrower shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Secured Parties and shall not be commingled with any other funds or property of the Borrower.

(C) The balance from time to time standing to the credit of the Collateral Account shall, except upon the occurrence and continuation of an Event of Default, be distributed without set-off (except for any set-off for amounts owed under this Agreement or the Credit Agreement) to the Borrower upon the order of the Borrower. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution to the Borrower referred to in the previous sentence of this Section 5(C), the Security Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Security Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in Section 9.

(D) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Borrower shall from time to time determine, which Liquid Investments shall be held in the name and be under the control of the Security Agent; provided that, if an Event of Default has occurred and is continuing, the Security Agent shall, if so instructed by the Required Banks, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9. For the purposes hereof, Liquid Investments means any investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade or, in the case of commercial paper issued by the Agent, in any investment grade, by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, the Security Agent or any office located in the United State of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Security Agent and (ii) in order to provide the Security Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Liquid Investment shall be either:

(a) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Security Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Security Agent or an agent thereof (which shall not be the Borrower or any of its Affiliates) in the State of New York; or

(b) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Security Agent) appropriate measures shall have been taken for perfection of the Security Interests.

SECTION 6.  General Authority.

The Borrower hereby irrevocably appoints the Security Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Security Agent, the Bank Agents, the Banks or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

(ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Security Agent were the absolute owner thereof; and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Security Agent shall give the Borrower not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Security Agent and the Borrower agree that such notice constitutes reasonable notification within the meaning of Section 9-504(3) of the UCC.

SECTION 7.  Remedies upon Event of Default.

(A) If any Event of Default has occurred and is continuing, the Security Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Security Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Account and apply such monies, Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and
(ii) if there shall be no such monies, Liquid Investments or cash or if such monies, Liquid Investments or cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Security Agent may deem satisfactory. The Security Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely and free from any right or claim of any kind whatsoever. The Borrower will execute and deliver such documents and take such other action as the Security Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Security Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of any kind whatsoever, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.
The notice (if any) of such sale required by Section 6 shall (1) in the case of a public sale, state the time and place fixed for such sale, and
(2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Security Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Security Agent may determine. The Security Agent shall not be obligated to make any such sale pursuant to any such notice. The Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Security Agent until the selling price is paid by the purchaser thereof, but the Security Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Security Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(B) For the purpose of enforcing any and all rights and remedies under this Agreement the Security Agent may (i) require the Borrower to, and the Borrower agrees that it will, at its expense and upon the request of the Security Agent, forthwith assemble all or any part of the Collateral as directed by the Security Agent and make it available at a place designated by the Security Agent which is, in its opinion, reasonably convenient to the Security Agent and the Borrower or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises and
(iii) have access to and use the Borrower=s books and records relating to the Collateral. The Security Agent may also render any or all of the Collateral unusable at the Borrower=s premises and may dispose of such Collateral on such premises without liability for rent or costs.

SECTION 8. Limitation on Duty of Security Agent in Respect of Collateral.

Beyond the exercise of reasonable care in the custody thereof, the Security Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Security Agent in good faith.

SECTION 9.  Application of Proceeds.
Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account or otherwise held by the Security Agent shall be applied by the Security Agent in the following order of priorities:

first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents of (including, but not limited to, the Concentration Bank) and counsel for the Security Agent, and all expenses, liabilities and advances incurred or made by the Security Agent in connection therewith;

second, to payment of any other unreimbursed expenses for which the Security Agent or any Bank Agent or Bank is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Security Agent hereunder or to the Bank Agents under the Credit Agreement;

third, to the ratable payment of unpaid principal of the Secured Obligations;

fourth, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

fifth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

finally, to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Security Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 10.  Concerning the Security Agent and the Concentration Bank.

(A) The Security Agent is authorized to take all such action as is provided to be taken by it as Security Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Security Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

(B) Citicorp USA, Inc. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Security Agent hereunder.

(C) The obligations of the Security Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Security Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein.

(D) The Security Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(E) Neither the Security Agent nor any director, officer, agent, or employee of the Security Agent shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Security Agent, nor any of its affiliates, nor any of their respective directors, officers, agents or employees, shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement;
(ii) the performance or observance of any of the covenants or agreements of the Borrower; or (iii) the validity, effectiveness or genuineness of this Agreement or any instrument or writing furnished in connection herewith. The Security Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties The Security Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Security Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Borrower.

(F) Each Bank shall, ratably in accordance with the amount of its Secured Obligations, indemnify the Security Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Security Agent's gross negligence or willful misconduct) that the Security Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Security Agent hereunder or thereunder.

(G) The Security Agent may resign at any time by giving written notice of its resignation to the other Secured Parties and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Security Agent (a Successor Agent). If no Successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Security Agent's giving of notice of resignation, then the retiring Security Agent may, on behalf of the other Secured Parties, appoint a Successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Security Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its duties and obligations hereunder. After any retiring Security Agent's resignation hereunder as Security Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent.

(H) The Concentration Bank is acting hereunder as the agent of the Secured Parties, and is entitled to the benefits of Sections 8 and 10 of this Agreement in respect of its activities under this Agreement to the same extent as if it were the Security Agent.

(I) The Concentration Bank may at any time, by giving written notice to the Security Agent and the Borrower, and shall, if requested to do so by the Security Agent, resign its position as the Secured Parties' agent and be discharged of its responsibilities hereunder, such resignation to be effective upon the appointment by the Security Agent, with the consent of the Borrower, of a successor Concentration Bank. If no successor Concentration Bank shall be appointed and shall have accepted such appointment within 30 days after the Concentration Bank gives the aforesaid notice of resignation, the Security Agent may appoint a successor Concentration Bank or apply to any court of competent jurisdiction to appoint a successor Concentration Bank.
Any successor Concentration Bank shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Concentration Bank hereunder by a successor Concentration Bank, such successor Concentration Bank shall thereupon succeed to and become vested with all the rights and duties of the retiring Concentration Bank, the Collateral Account shall be transferred to such successor Concentration Bank, and the retiring Concentration Bank shall be discharged from its duties and obligations hereunder. After any retiring Concentration Bank's resignation hereunder the provisions of Sections 8 and 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Concentration Bank.

(J) In order to comply with any legal requirement in any jurisdiction, the Security Agent may at any time appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Security Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Security Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 10).

SECTION 11.  Fees and Expenses.

If the Borrower fails to comply with the provisions of the Credit Agreement or this Agreement, and as a result thereof, the value of any Collateral or the validity, perfection, rank or value of any part of the Security Interests is thereby diminished or potentially diminished or put at risk, the Security Agent, if requested by the Required Banks, may, but shall not be required to, effect such compliance on behalf of the Borrower, and the Borrower shall reimburse the Security Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Requested Banks during the continuance of an Event of Default, or in respect of the sale or other disposition thereof, shall be borne and paid by the Borrower; and if the Borrower fails to promptly pay any portion thereof when due, the Security Agent or any Bank may, at its option, but shall not be required to, pay the same and charge the Borrower's account therefor, and the Borrower agrees to reimburse the Security Agent or such Bank therefor on demand. All sums so paid or incurred by the Security Agent or any other Secured Party for any of the foregoing and any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys' fees and expenses and court costs) reasonably incurred by the Security Agent in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Base Rate Borrowings plus 2%, be additional Secured Obligations hereunder.

SECTION 12.  Termination of Security Interests; Release of Collateral.

Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower. At any time and from time to time prior to such termination of the Security Interests, the Security Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that prior to such termination, the Security Agent may release all or substantially all of the Collateral (as defined in the Credit Agreement) only with the consent of all Banks. Upon any such termination of the Security Interests or release of Collateral, the Security Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 13.  Notices.

All notices hereunder shall be in writing (including telex, facsimile or similar writing) and shall be given to the parties hereto at their respective addresses, facsimile numbers or telex numbers set forth on the signature pages hereof or at such other addresses, facsimile numbers or telex numbers as the addressees may hereafter specify for such purpose by notice to the other
parties hereto.    Each such notice, request or other communication shall be
effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section.

SECTION 14.  Waivers, Non-Exclusive Remedies.

No failure on the part of any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by such party of any right under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 15.  Successors and Assigns.

This Agreement is for the benefit of the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Borrower and its successors and assigns.

SECTION 16.  Changes in Writing.

Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Borrower and the Security Agent with the consent of the Required Banks (and, if the rights or duties of the Concentration Bank are affected thereby, by the Concentration Bank).

SECTION 17.  New York Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 18.  Severability.
If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Security Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


SECTION 19.  Notice of Security Interest.

By signing below, Wells Fargo Bank, N.A. acknowledges receipt of notice, pursuant to '9302(g)(ii) of Division 9 of the California Commercial Code, that Citicorp USA, Inc., as Security Agent, has a security interest in the Collateral Account.




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


IOMEGA CORPORATION


By  /S/ ROBERT J. SIMMONS
Name:  ROBERT J. SIMMONS
Title:  TREASURER
Address: 1821 WEST IOMEGA WAY, ROY, UTAH  84067		Facsimile:


CITICORP USA, INC., as Security Agent


By  /S/ CAROLYN A. KEE
Name:  CAROLYN A. KEE
Title:  ATTORNEY-IN-FACT
Address: 399 PARK AVENUE, NY, NY 10043		Facsimile:



WELLS FARGO BANK, N.A., as 	Concentration Bank


By  /S/ MATHEW HARVEY
Name:  MATHEW HARVEY
Title:  VICE PRESIDENT
Address:		Facsimile:


                                                                ANNEX A



                         PERFECTION CERTIFICATE

The undersigned, the chief financial officer and chief legal officer of IOMEGA CORPORATION, a Delaware corporation (the Borrower), hereby certify with reference to the Security Agreement dated as of March 11, 1997 among the Borrower, Citicorp USA, Inc., as Security Agent, and Wells Fargo Bank, N.A., as Concentration Bank (terms defined therein being used herein as therein defined), to the Secured Parties as follows:

1. Names. (a) The exact corporate name of the Borrower as it appears in its certificate of incorporation is as follows:

(b) Set forth below is each other corporate name the Borrower has had since its organization, together with the date of the relevant change:

(c) Except as set forth in Schedule 1, the Borrower has not changed its identity or corporate structure in any way within the past five years.*

(d) The following is a list of all other names (including trade names or similar appellations) used by the Borrower or any of its divisions or other business units at any time during the past five years:

2. Current Locations. (a) The chief executive office of the Borrower is located at the following address:


Mailing Address		County	    State


(b) The following are all the locations where the Borrower maintains any books or records relating to any Receivables:

                Mailing
Name		 	Address	   		County	    State




(c) The following are all the places of business of the Borrower not identified above that have any connection with or relationship to the
Receivables:
                Mailing
Name		 	Address	 		County	    State



3. Prior Locations. Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Borrower at any time during the past five years:

4. Unusual Transactions. [Except as set forth in Schedule 4,] all Receivables have been originated by the Borrower in the ordinary course of its business.

5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as Schedule 6(B) is a true copy of each such filing duly acknowledged by the filing officer.

7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.


IN WITNESS WHEREOF, we have hereunto set our hands this	 day of March, 1997.

____________________________
Name:
Title:


____________________________
Name:
Title:


                                                             SCHEDULE 6(A)


Description of Collateral

All accounts (including receivables, contract rights, and chattel paper), instruments and general intangibles pertaining to accounts and instruments, now owned and hereafter acquired, wherever located, and all proceeds thereof.




                                                             SCHEDULE 7



                      SCHEDULE OF FILINGS



Debtor Filing Officer        File Number	  Date of Filing**








                                                               ANNEX B



                          OPINION OF
                     COUNSEL FOR BORROWER

                           * * * *


1. The Security Agreement creates valid security interests, for the benefit of the Secured Parties, in all the Borrower's right, title and interest in all Collateral to the extent the UCC is applicable thereto (the Security Interests).

2. UCC financing statements [and amendments thereto] (collectively, the Financing Statements) have been filed in the filing offices listed in Schedule 7 to the Perfection Certificate (the Filing Jurisdictions), which are all of the offices in which filings are required to perfect the Security Interests, to the extent the Security Interests may be perfected by filing under the UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect the Security Interests, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods set forth on Schedule 7 to the Perfection Certificate; (ii) additional filings may be necessary if the Borrower changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) we express no opinion on the perfection of, or need for further filing or recording to perfect, the Security Interests in the Collateral now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

 3. Based solely on information provided to us by ______ through the dates of the respective searches in each of the respective filing offices set forth in Schedule A hereto, there are

(i) no UCC financing statements which name the Borrower as debtor or seller and cover any of the Collateral, other than the Financing Statements, listed in the available records in the UCC filing offices set forth in paragraphs 2 and 3 of the Perfection Certificate, which include all of the offices prescribed under the UCC as the offices in which filings should have been made to perfect security interests in the Collateral; and

(ii) no notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any of the Collateral listed in the available records in the [office of the clerk of the United States district court for the judicial district of Utah], which is the only office having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (filed pursuant to Section 6323 of the Internal Revenue Code) and liens of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) on the Collateral.

4. The Security Interests validly secure the payment of all future Loans made by the Banks to the Borrower, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks of their obligations to make such Loans, and are perfected to the extent set forth in paragraph 7 above with respect to such future Loans.




                                                                 ANNEX C


                        [FORM OF LOCKBOX LETTER]



                                           March 11, 1997



                        [Name and Address of Lockbox Bank]

     Re: Iomega Corporation

Gentlemen:

We hereby notify you that effective March 11, 1997, we have transferred exclusive ownership and control of our lock-box account[s] No[s].
_________________ (the Lockbox Account[s]) [maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A] to Citicorp USA, Inc., as Security Agent (the Security Agent).

We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Security Agent for credit to account no. ___________ maintained by Wells Fargo Bank, N.A., at the latter's office at ________________, or (ii) as you may otherwise be instructed by the Security Agent.

We also hereby notify you that the Security Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s].

No funds deposited into the Lockbox Account[s] will be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Security Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason and fees owed with respect to the Lockbox Account[s]. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.



Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.

Very truly yours,

IOMEGA CORPORATION


By___________________________
  Title:


Acknowledged and agreed
to as of this ____ day of
March __, 1997.

[LOCKBOX BANK]



By_________________________
  Title:


* Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.

**    Indicate lapse date, if other than fifth anniversary.